SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report    February 9, 1995


EMC CORPORATION
(Exact name of registrant as specified in its charter)


Massachusetts				1-9853				No. 04-2680009
(State or other jurisdiction		(Commission			(I.R.S. Employer
of incorporation)			File Number)			Identification No.)



171 South Street, Hopkinton, MA	    				  01748
(Address of principal executive offices)				  (zip code)



Registrant's telephone number, including area code:  (508) 435-1000









Item 5.  Other Events

On February 9, 1995, the registrant announced that on April 1, 1995, it will be redeeming all of its outstanding 6 1/4% convertible subordinated debentures due 2002. Currently, the aggregate principal amount of outstanding debentures is $39,531,000. The registrant will pay the redemption price of 104.375% per debenture together with accrued and unpaid interest on April 1, 1995.

The debentures are convertible into shares of EMC Common Stock at any time on or prior to the date fixed for redemption at a conversion price of $3.0625 per share. As long as the market price of the registrant's Common Stock is greater that $3.0625 per share, holders of debentures will, upon conversion, receive Common Stock of the registrant having a market value greater than the amount of cash receivable upon redemption of the debentures. On February 8, 1995, the closing price of the registrant's Common e was $16.375 per share.

Since April 1, 1995 is not a business day, payment of the redemption price together with accrued and unpaid interest or conversion of the debentures may be made on April 3, 1995 with the same force and effect as if made on April 1, 1995; provided, however, in the case of payment, no interest shall accrue for the period from and after April 1, 1995.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							EMC CORPORATION



Date:   March 2, 1995				By:  _________________________
							                       Colin G. Patteson
                              Vice President and Controller